Exhibit 1.1

GOLD KIST HOLDINGS INC.

(a Delaware corporation)

18,000,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated: September     , 2004

GOLD KIST HOLDINGS INC.

(a Delaware corporation)

18,000,000 Shares of Common Stock

(Par Value $0.01 Per Share)

PURCHASE AGREEMENT

September     , 2004

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities Inc.

SunTrust Capital Markets, Inc.

Piper Jaffray & Co.

Harris Nesbitt Corp.

  as Representatives of the several Underwriters

c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

Gold Kist Inc., a cooperative marketing association organized under the Georgia Cooperative Marketing Act (“Gold Kist”), and Gold Kist Holdings Inc., a corporation organized under the laws of Delaware (“New Gold Kist”), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities Inc. (“JPMorgan”), SunTrust Capital Markets, Inc. (“SunTrust”), Piper Jaffray & Co. (“Piper Jaffray”), Harris Nesbitt Corp. (“Harris Nesbitt”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, JPMorgan, SunTrust, Piper Jaffray and Harris Nesbitt are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by New Gold Kist and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of New Gold Kist (“Common Stock”) set forth in said Schedule A, and with respect to the grant by New Gold Kist to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 2,700,000 additional shares of Common Stock to cover overallotments, if any. The aforesaid 18,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 2,700,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”.

It is understood that the Securities are being issued in connection with the conversion (the “Conversion”) of Gold Kist from a cooperative marketing association organized under the Georgia Cooperative Marketing Act to a for-profit corporation organized under the laws of Delaware by merging into its wholly-owned subsidiary New Gold Kist, with New Gold Kist as the surviving entity, pursuant to the amended and restated agreement and plan of conversion dated July 23, 2004 (the “Plan of Conversion”), between Gold Kist and New Gold Kist, as approved by the Board of Directors of Gold Kist on May 24, 2004 and July 22, 2004. Upon the effectiveness of the merger (the “Merger”) contemplated by Plan of Conversion, the Patronage Equity (as defined in the Plan of Conversion) of Gold Kist’s members and former members will be cancelled and Gold Kist’s members and former members will be entitled to receive, in exchange for such Patronage Equity, shares of Common Stock (the “Member Securities”), cash or both.

Gold Kist and New Gold Kist understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Gold Kist, New Gold Kist and the Underwriters agree that up to 900,000 shares of the Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by Gold Kist and New Gold Kist (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

New Gold Kist has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-116067), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, New Gold Kist will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by Gold Kist and New Gold Kist. Gold Kist and New Gold Kist, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the

Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of either Gold Kist or New Gold Kist, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to either Gold Kist or New Gold Kist by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto).

Each preliminary prospectus and the Prospectus complied when filed with the Commission in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of Gold Kist and its consolidated subsidiaries at the dates indicated and the statement of operations, patrons’ and other equity/stockholders’ equity and cash flows of Gold Kist and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Gold Kist, New Gold Kist and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by either Gold Kist, New Gold Kist or any of their respective subsidiaries other than those in the ordinary course of business, which are material with respect to Gold Kist, New Gold Kist and their respective subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by either Gold Kist or New Gold Kist on any class of its capital stock other than the distribution of cash patronage refunds to members of Gold Kist.

(v) Good Standing of Gold Kist and New Gold Kist. New Gold Kist has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; Gold Kist is and, until immediately prior to the Effective Time (as defined in the Plan of Conversion), will be, duly organized and validly existing as a cooperative marketing association organized under the Georgia Cooperative Marketing Act and had legal power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; New Gold Kist is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and, until immediately prior to the Effective Time, Gold Kist was duly qualified as a foreign business entity (corporate or otherwise) to transact business and was in good standing in each other jurisdiction in which such qualification was required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would have resulted in a Material Adverse Effect.

(vi) Good Standing of Subsidiaries. Each “significant subsidiary” (as such term is defined in Section 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) of Gold Kist or New Gold Kist has been duly organized and is validly existing as a business entity in good standing under the laws of the jurisdiction of its organization, has legal power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, (A) all of the issued and outstanding equity interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, (B) all of the issued and outstanding equity interests of each such Subsidiary are owned by either Gold Kist or New Gold Kist, as applicable, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and

(C) none of the outstanding equity interests of each such Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of Gold Kist prior to the Effective Time are the subsidiaries listed on Exhibit 21 to the annual report on Form 10-K of Gold Kist for the fiscal year ended June 26, 2004. All of the subsidiaries of Gold Kist prior to the Effective Time (other than New Gold Kist) will become subsidiaries of New Gold Kist at the Effective Time.

(vii) Capitalization. The authorized, issued and outstanding capital stock of Gold Kist is and, until immediately prior to the Effective Time will be, as set forth in the Prospectus in the column entitled “Gold Kist Historical” under the caption “Capitalization”; the authorized, issued and outstanding capital stock of New Gold Kist is as set forth in the Prospectus in the column entitled “New Gold Kist” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Plan of Conversion or this Agreement or pursuant to the reservations, agreements or employee benefit plans referred to in the Prospectus). The issued and outstanding capital stock of each of Gold Kist and New Gold Kist have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of either Gold Kist or New Gold Kist was issued in violation of the preemptive or other similar rights of any securityholder of either Gold Kist or New Gold Kist.

(viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of Gold Kist and New Gold Kist.

(ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the Member Securities have been duly authorized for issuance pursuant to the Plan of Conversion; when the Securities are issued and delivered by New Gold Kist pursuant to this Agreement against payment of the consideration set forth herein, and when the Member Securities are issued pursuant to the Plan of Conversion, the Securities and the Member Securities will be validly issued and fully paid and non-assessable; the Common Stock conforms to the description thereof contained in the Prospectus under the caption “Description of Capital Stock” and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities or the Member Securities will be subject to personal liability by reason of being such a holder; and the issuance of each of the Securities and the Member Securities is not subject to the preemptive or other similar rights of any securityholder of either Gold Kist or New Gold Kist.

(x) Absence of Defaults and Conflicts. None of Gold Kist, New Gold Kist or any of their respective subsidiaries is in violation of their respective charter, by-laws, or similar organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of Gold Kist, New Gold Kist or any of their respective subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the execution, delivery and performance of the Plan of Conversion, the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds”), the consummation of the transactions contemplated in the Plan of Conversion (including the consummation of the Conversion and the issuance of the Member Securities), and the compliance by Gold Kist and New Gold Kist with their respective obligations under this Agreement and the Plan of Conversion has been duly authorized by all necessary corporate action and does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Gold Kist, New Gold Kist or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws, or similar organizational documents, of Gold Kist, New Gold Kist or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Gold Kist, New Gold Kist or any of their respective subsidiaries or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Gold Kist, New Gold Kist or any of their respective subsidiaries.

(xi) Absence of Labor Dispute. No labor dispute with the employees of Gold Kist, New Gold Kist or any of their respective subsidiaries exists or, to the knowledge of either Gold Kist or New Gold Kist, is imminent, and neither Gold Kist or New Gold Kist is aware of any existing or imminent labor disturbance by the employees of any of their or any of their respective subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of either Gold Kist or New Gold Kist, threatened, against or affecting Gold Kist, New Gold Kist or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the consummation of the Conversion, the issuance of the Member Securities pursuant to the Plan of Conversion, or the performance by either Gold Kist or New Gold Kist of their respective obligations hereunder or under the Plan of Conversion; the aggregate of all pending legal or governmental proceedings to which Gold Kist, New Gold Kist and their respective subsidiaries are a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xiv) Possession of Intellectual Property. Gold Kist, New Gold Kist and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of Gold Kist, New Gold Kist or any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of Gold Kist, New Gold Kist or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each of Gold Kist and New Gold Kist of their respective obligations hereunder and under the Plan of Conversion, in connection with the offering, issuance or sale of the Securities hereunder, the consummation of the transactions contemplated by this Agreement, the consummation of the Conversion (including the Merger) or the issuance of the Member Securities pursuant to the Plan of Conversion, except (A) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

(xvi) Absence of Manipulation. None of Gold Kist, New Gold Kist or any affiliate of either Gold Kist or New Gold Kist has taken, and none of Gold Kist, New Gold Kist or any of their respective affiliates will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of Gold Kist or New Gold Kist to facilitate the sale or resale of the Securities.

(xvii) Possession of Licenses and Permits. Gold Kist, New Gold Kist and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; Gold Kist, New Gold Kist and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of Gold Kist, New Gold Kist or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii) Title to Property. Gold Kist, New Gold Kist and their respective subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Gold Kist, New Gold Kist or any of their respective subsidiaries, as applicable; and all of the leases and subleases material to the business of Gold Kist, New Gold Kist and their respective subsidiaries, considered as one enterprise, and under which Gold Kist, New Gold Kist or any of their respective subsidiaries holds properties described in the Prospectus, are in full force and effect, and none of Gold Kist, New Gold Kist or any of their respective subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Gold Kist,

New Gold Kist or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of Gold Kist, New Gold Kist or any of their respective subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(xix) Investment Company Act. Neither Gold Kist or New Gold Kist is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xx) Environmental Laws. Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither Gold Kist, New Gold Kist or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) Gold Kist, New Gold Kist and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against Gold Kist, New Gold Kist or any of their respective subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting Gold Kist, New Gold Kist or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by either Gold Kist or New Gold Kist under the 1933 Act (other than Gold Kist’s 10¼% Senior Notes due 2014 and securities of New Gold Kist issuable upon the exercise of stock options outstanding or available for grant pursuant to New Gold Kist’s Long-Term Incentive Plan for which New Gold Kist intends to file a registration statement on Form S-8 under the 1933 Act.

(xxii) Plan of Conversion. The Plan of Conversion has been duly authorized, executed, and delivered by each of Gold Kist and New Gold Kist; has been duly adopted by (A) the required vote of the Board of Directors of Gold Kist, (B) the required vote of Gold Kist’s members and (C) the required vote of the Board of Directors of New Gold Kist, and except as disclosed in the Member S-4 (as defined herein) (exclusive of any amendment or supplement after the date hereof) has not been rescinded, amended or otherwise withdrawn; and constitutes a legal, valid and binding instrument enforceable against Gold Kist and New Gold Kist in accordance with its terms. Pursuant to Section 259(a) of the General Corporation Law of the State of Delaware, upon consummation of the Merger, New Gold Kist shall obtain all the rights, privileges, powers and franchises of Gold Kist at the time of the Merger, and all debts, liabilities and duties of Gold Kist at such time shall attach to New Gold Kist and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. The Plan of Conversion conforms in all material respects to the applicable requirements of the Georgia Cooperative Marketing Act, any rules or regulations in respect thereof, and the requirements of all other applicable laws.

(xxiii) Member S-4. The disclosure statement-prospectus (the “Member Prospectus”) forming a part of the registration statement on Form S-4 (No. 333-116066) (the “Member S-4”) and mailed to members of Gold Kist on August 16, 2004, as of such date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Member S-4 has been declared effective under the 1933 Act and thereupon the distribution of the Member Securities contemplated by the Member Prospectus became registered under the 1933 Act; no stop order suspending the effectiveness of the Member S-4 has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(xxiv) Sarbanes Oxley. There is and has been no failure on the part of Gold Kist, New Kist, or any of Gold Kist or New Gold Kist’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxv) Member Transfer Restrictions. All Member Securities are subject to the transfer restrictions (the “Member Transfer Restrictions”) set forth in the Plan of Conversion, true and complete copies of which have been provided to the Representatives prior to the date of this Agreement, pursuant to which members and former members of Gold Kist who receive Member Securities have agreed not to sell or transfer (A) 100% of their Member Securities during a period of 270 days from the date of the Prospectus and (B) 50% of their Member Securities during a period of 360 days from the date of the Prospectus, except that during the period beginning 180 days and ending 270 days from the date of the Prospectus, New Gold Kist, in its sole discretion, may release from the Member Transfer Restrictions up to 50% of the Member Securities, provided that the amount of Member Securities released from the Member Transfer Restrictions on the date that is 270 days from the date of the Prospectus will be reduced by the amount of Member Securities, if any, New Gold Kist releases from the Member Transfer Restrictions during the period beginning 180 days and ending 270 days from the date of the Prospectus.

(b) Officer’s Certificates. Any certificate signed by any officer of Gold Kist, New Gold Kist or any of their respective subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by each of Gold Kist and New Gold Kist to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, New Gold Kist agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from New Gold Kist, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, New Gold Kist hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,700,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by New Gold Kist and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to New Gold Kist setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019-7475, or at such other place as shall be agreed upon by the Representatives and New Gold Kist, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and New Gold Kist (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and New Gold Kist, on each Date of Delivery as specified in the notice from the Representatives to New Gold Kist.

Payment shall be made to New Gold Kist by wire transfer of immediately available funds to a bank account designated by New Gold Kist, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of Gold Kist and New Gold Kist. Gold Kist and New Gold Kist, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. New Gold Kist, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Member S-4 or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities or the Member Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. New Gold Kist will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. New Gold Kist will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. New Gold Kist will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. New Gold Kist has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. New Gold Kist has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and New Gold Kist hereby consents to the use of such copies for purposes permitted by the 1933 Act. New Gold Kist will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. New Gold Kist will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for New Gold Kist, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, New Gold Kist will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and New Gold Kist will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. New Gold Kist will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that New Gold Kist shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. New Gold Kist will timely file such reports pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. New Gold Kist will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Listing. Gold Kist and New Gold Kist will use their best efforts to effect the listing of the Common Stock (including the Securities) on the Nasdaq National Market.

(j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, New Gold Kist will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the 4,000,000 shares of Common Stock available for the grant of options, restricted stock, stock appreciation rights, performance stock and performance awards under the New Gold Kist Long-Term Incentive Plan referred to in the Prospectus or (C) the initial distribution of the Member Securities. Furthermore, during a period of 360 days from the date of the Prospectus, New Gold Kist will not, without the prior written consent of Merrill Lynch, amend, waive or fail to enforce the Member Transfer Restrictions (except to the extent contemplated thereby).

(k) Reporting Requirements. New Gold Kist, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(l) Actions Under the Plan of Conversion. Gold Kist and New Gold Kist, prior to or contemporaneously with the Closing Time, will take all actions the Plan of Conversion requires to have occurred on or prior to the Effective Time (as defined in the Plan of Conversion).

(m) Sarbanes Oxley. Gold Kist and New Gold Kist will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause their respective directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(n) Compliance with NASD Rules. New Gold Kist hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify New Gold Kist as to which persons will need to be so restricted. At the request of the Underwriters, New Gold Kist will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should New Gold Kist release, or seek to release, from such restrictions any of the Reserved Securities, New Gold Kist agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

SECTION 4. Payment of Expenses.

(a) Expenses. Gold Kist and New Gold Kist, jointly and severally, covenant and agree that Gold Kist or New Gold Kist will pay all expenses incident to the performance of their respective obligations under this Agreement, the consummation of the Conversion and the issuance of the Member Securities pursuant to the Plan of Conversion, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of Gold Kist and New Gold Kist’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of Gold Kist and New Gold Kist relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of Gold Kist and New Gold Kist and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road shows (it being agreed that the Underwriters will reimburse New Gold Kist for one half the cost of any such chartered aircraft), (x) the filing fees incident to, and fees and disbursements of counsel to the Underwriters in an aggregate amount not to exceed $5,000 in connection with, the review by the NASD of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market and (xii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by Gold Kist or New Gold Kist for sale to Invitees.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, Gold Kist and New Gold Kist, jointly and severally covenant and agree that Gold Kist or New Gold Kist will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of each of Gold Kist and New Gold Kist contained in Section 1 hereof or in certificates of any officer of Gold Kist, New Gold Kist or their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by each of Gold Kist and New Gold Kist or their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinion of Counsel for Gold Kist and New Gold Kist. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Alston & Bird LLP, counsel for Gold Kist and New Gold Kist, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of General Counsel of Gold Kist and New Gold Kist. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of J. David Dyson, general counsel of Gold Kist and New Gold Kist, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other

Underwriters with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of Gold Kist, New Gold Kist and their respective subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Gold Kist, New Gold Kist and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of Gold Kist and the chief financial or chief accounting officer of Gold Kist and a certificate of the President or Vice President of New Gold Kist and the chief financial or chief accounting officer of New Gold Kist, in each case dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) Gold Kist or New Gold Kist, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

(i) No Objection. At the time of execution of this Agreement, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto and the Member Transfer Restrictions shall be in full force and effect.

(k) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of Gold Kist’s or New Gold Kist’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Approval of the Plan of Conversion. The Plan of Conversion shall have been duly adopted by (i) the required vote of the Board of Directors of Gold Kist, (ii) the required vote of Gold Kist’s members and (iii) the required vote of the Board of Directors of New Gold Kist, and shall not have been rescinded, amended or otherwise withdrawn.

(m) Actions Under the Plan of Conversion; Completion of the Merger. Gold Kist and New Gold Kist, prior to or contemporaneously with the Closing Time, shall have taken all actions the Plan of Conversion requires to have occurred on or prior to the Effective Time (as defined in the Plan of Conversion); simultaneously with the closing of the offering of the Securities hereunder, the Secretary of State of the State of Delaware and the Secretary of State of the State of Georgia shall have accepted the filing of the Certificate of Merger (as defined in the Plan of Conversion), the Effective Time shall have occurred and the Merger shall have been consummated.

(n) Tax Opinion. Gold Kist and New Gold Kist shall have received the written opinion of Alston & Bird LLP that the Merger will constitute a “reorganization” pursuant to Section 368 of the Internal Revenue Code.

(o) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of Gold Kist and New Gold Kist contained herein and the statements in any certificates furnished by Gold Kist, New Gold Kist or any of their respective subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of New Gold Kist and of the chief financial or chief accounting officer of New Gold Kist confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for New Gold Kist. The favorable opinion of Alston & Bird LLP, counsel for New Gold Kist, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of General Counsel of New Gold Kist. The favorable opinion of J. David Dyson, general counsel of New Gold Kist, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of Counsel for Underwriters. The favorable opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v) Bring-down Comfort Letter. A letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(p) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Gold Kist and New Gold Kist in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to New Gold Kist at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. Gold Kist and New Gold Kist, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of either Gold Kist or New Gold Kist;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to either Gold Kist or New Gold Kist by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that this indemnity agreement shall not apply, with respect to any particular Underwriter, to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in any preliminary prospectus to the extent that New Gold Kist complied with its prospectus delivery requirements contained herein and the particular Underwriter was legally required to and failed to send or give a copy of the Prospectus, as then amended or supplemented, to the person alleging such defect and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in such Prospectus, as amended or supplemented.

(b) Indemnification of Gold Kist and New Gold Kist. Each Underwriter severally agrees to indemnify and hold harmless Gold Kist, New Gold Kist, and their respective directors, and each of New Gold Kist’s officers who signed the Registration Statement, and each person, if any, who controls either Gold Kist or New Gold Kist within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to either Gold Kist or New Gold Kist by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by New Gold Kist. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) (ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid reimbursement request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, Gold Kist and New Gold Kist, jointly and severally, agree to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of Gold Kist or New Gold Kist for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement; or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by Gold Kist and New Gold Kist on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Gold Kist and New Gold Kist on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by Gold Kist and New Gold Kist on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by New Gold Kist and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of Gold Kist and New Gold Kist on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by either Gold Kist or New Gold Kist or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

Gold Kist, New Gold Kist and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of Gold Kist and New Gold Kist, each officer of New Gold Kist who signed the Registration Statement, and each person, if any, who controls either Gold Kist or New Gold Kist within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Gold Kist and New Gold Kist. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of Gold Kist, New Gold Kist or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling either Gold Kist or New Gold Kist and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to either Gold Kist or New Gold Kist, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Gold Kist, New Gold Kist and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of Gold Kist has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of New Gold Kist to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and New Gold Kist to sell the relevant Option Securities, as the case may be, either the Representatives or New Gold Kist shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Marcelo Cosma; and notices to Gold Kist or New Gold Kist shall be directed to it at 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346, attention of J. David Dyson.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, Gold Kist, New Gold Kist, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, Gold Kist, New Gold Kist and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, Gold Kist, New Gold Kist and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to Gold Kist a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, Gold Kist and New Gold Kist in accordance with its terms.

Very truly yours, GOLD KIST HOLDINGS INC.

By
Title:

GOLD KIST INC.

By
Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                              INCORPORATED

By
Title:

J.P. MORGAN SECURITIES INC.

By
Title:

SUNTRUST CAPITAL MARKETS, INC.

By
Title:

PIPER JAFFRAY & CO.

By
Title:

HARRIS NESBITT CORP.

By
Title:

For themselves and as Representatives of the

other Underwriters named in Schedule A hereto.

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